SCHEDULE A
                                   ICON FUNDS
                    (AS AMENDED, EFFECTIVE SEPTEMBER 1, 2002)

I. Portfolios covered by Distribution Agreement that are no-load and have no 12b-1 fees:

      U.S. Equity Funds
      ICON Consumer Discretionary Fund
      ICON Energy Fund
      ICON Financial Fund
      ICON Healthcare Fund
      ICON Industrials Fund
      ICON Information Technology Fund
      ICON Leisure & Consumer Staples Fund
      ICON Materials Fund
      ICON Telecommunications & Utilities Fund

      Foreign Equity Funds
      ICON Asia-Pacific Region Fund
      ICON North Europe Region Fund
      ICON South Europe Region Fund
      ICON Western Hemisphere Fund

      Fixed Income Funds
      ICON Short-Term Fixed Income Fund

II.   Portfolios covered by Distribution Agreement with a 12b-1 plan:

      ICON Bond Fund
      ICON Core Equity Fund (formerly ICON Fund)
      ICON Covered Call Fund
      ICON Equity Income Fund
      ICON Long/Short Fund

IN WITNESS WHEREOF, the parties have duly executed this amended Schedule A effective as of September 1, 2002.

ICON Funds                             MERIDIAN CLEARING CORPORATION

By: /s/ Andra C. Ozols                 By: /s/ Erik L. Jonson
    ------------------                     ------------------
Name:  Andra C. Ozols                  Name:   Erik L. Jonson
Title: Secretary                       Title:  Vice President and Treasurer


MERIDIAN INVESTMENT MANAGEMENT
CORPORATION
By: /s/ Andra C. Ozols
    ------------------
Name:   Andra C. Ozols
Title:  Vice President and
        General Counsel